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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated December 9, 1999 accompanying the financial statements of Multi-Link Telecommunications, Inc. also incorporated by reference in the Form S-8 Registration Statement of Multi-Link Telecommunications, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

/s/ HEIN & ASSOCIATES
HEIN & ASSOCIATES LLP

Denver, Colorado
December 27, 1999